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                                 LOAN AGREEMENT



                                     between



                      INDIANA DEVELOPMENT FINANCE AUTHORITY


                                       and



                                PSI ENERGY, INC.


                         -------------------------------

                                   $23,000,000
                      Indiana Development Finance Authority
                             Environmental Refunding
                           Revenue Bonds, Series 1998
                           (PSI Energy, Inc. Project)
                         -------------------------------



                                      Dated


                                      as of


                                  July 15, 1998



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



                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I              DEFINITIONS........................................... 2

Section 1.1.           Use of Defined Terms.................................. 2
Section 1.2.           Definitions........................................... 2
Section 1.3.           Interpretation........................................ 7
Section 1.4.           Captions and Headings................................. 7

ARTICLE II             REPRESENTATIONS....................................... 8

Section 2.1.           Representations of the Issuer......................... 8
Section 2.2.           No Warranty by Issuer of Condition or Suitability of
                         the Project                                          8
Section 2.3.           Representations and Covenants of the Company.......... 8

ARTICLE III            COMPLETION OF THE PROJECT; ISSUANCE OF THE BONDS..... 12

Section 3.1.           Acquisition, Construction and Installation........... 12
Section 3.2.           Project Description.................................. 12
Section 3.3.           Issuance of the Bonds; Application of Proceeds....... 12
Section 3.4.           Investment of Fund Moneys............................ 13
Section 3.5.           Rebate Fund.......................................... 13

ARTICLE IV             LOAN BY ISSUER; LOAN PAYMENTS; ADDITIONAL PAYMENTS;
                         AND CREDIT FACILITY................................ 15

Section 4.1.           Loan Repayment....................................... 15
Section 4.2.           Additional Payments.................................. 15
Section 4.3.           Place of Payments.................................... 16
Section 4.4.           Obligations Unconditional............................ 16
Section 4.5.           Assignment of Revenues and Agreement................. 16
Section 4.6.           Credit Facility; Alternate Credit Facility;
                         Cancellation....................................... 16
Section 4.7.           Company's Option to Elect Rate Period................ 17
Section 4.8.           Company's Obligation to Purchase Bonds............... 17

ARTICLE V              ADDITIONAL AGREEMENTS AND COVENANTS.................. 18

Section 5.1.           Right of Inspection.................................. 18
Section 5.2.           Maintenance.......................................... 18
Section 5.3.           Removal of Portions of the Project Facilities........ 18
Section 5.4.           Operation of Project Facilities...................... 18
Section 5.5.           Insurance............................................ 19
Section 5.6.           Workers' Compensation Coverage....................... 19
Section 5.7.           Damage; Destruction and Eminent Domain............... 19
Section 5.8.           Company to Maintain its Corporate Existence;
                         Conditions Under Which Exceptions Permitted........ 19
Section 5.9.           Indemnification...................................... 20
Section 5.10.          Company Not to Adversely Affect Exclusion of
                         Interest on Bonds From Gross Income For Federal
                         Income Tax Purposes................................ 21
Section 5.11.          Use of Project Facilities............................ 21
Section 5.12.          Assignment by Company................................ 21

ARTICLE VI             REDEMPTION........................................... 23

Section 6.1.           Optional Redemption.................................. 23
Section 6.2.           Extraordinary Optional Redemption.................... 23
Section 6.3.           Mandatory Redemption................................. 25
Section 6.4.           Notice of Redemption................................. 25
Section 6.5.           Actions by Issuer.................................... 25

ARTICLE VII            EVENTS OF DEFAULT AND REMEDIES....................... 26

Section 7.1.           Events of Default.................................... 26
Section 7.2.           Remedies on Default.................................. 27
Section 7.3.           No Remedy Exclusive.................................. 28
Section 7.4.           Agreement to Pay Attorneys' Fees and Expenses........ 28
Section 7.5.           No Waiver............................................ 28
Section 7.6.           Notice of Default.................................... 28

ARTICLE VIII           MISCELLANEOUS........................................ 29

Section 8.1.           Term of Agreement.................................... 29
Section 8.2.           Amounts Remaining in Funds........................... 29
Section 8.3.           Notices.............................................. 29
Section 8.4.           Extent of Covenants of the Issuer; No Personal
                         Liability.......................................... 29
Section 8.5.           Binding Effect....................................... 30
Section 8.6.           Amendments and Supplements........................... 30
Section 8.7.           References to Credit Facility........................ 30
Section 8.8.           Execution Counterparts............................... 30
Section 8.9.           Severability......................................... 30
Section 8.10.          Governing Law........................................ 30

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of July 15, 1998 between the INDIANA DEVELOPMENT FINANCE AUTHORITY (the "Issuer"), a separate body corporate and politic organized and existing under the laws of the State of Indiana, and PSI ENERGY, INC. (the "Company"), a public utility and corporation duly organized and validly existing under the laws of the State of Indiana. Capitalized terms used in the following recitals are used as defined in Article I of this Agreement.

         Pursuant to Indiana Code, Title 4, Article 4, Chapters 10.9 and 11 (collectively, the "Act"), the Issuer has determined to issue, sell and deliver the Bonds, and to lend the proceeds derived from the sale thereof to the Company to assist in the refunding of the Refunded Bonds as defined below. The Refunded Bonds were issued to provide funds to make a loan to the Company to assist in the financing of its portion of the costs of the Project as defined below.

         The Company and the Issuer each have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.

         NOW THEREFORE, in consideration of the premises and the mutual representations and agreements hereinafter contained, the Issuer and the Company agree as follows (provided that any obligation of the Issuer or the State created by or arising out of this Agreement shall never constitute a general debt of the Issuer or the State or give rise to any pecuniary liability of the Issuer or the State but shall be payable solely out of Revenues, including the Loan Payments made pursuant hereto and moneys drawn under any Credit Facility):

                                    ARTICLE I

                                   DEFINITIONS

     Section I.1. Use of Defined Terms. In addition to the words and terms defined elsewhere in this Agreement or by reference to another document, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein.

     Section I.2. Definitions. As used herein:

     "Act" means, collectively, Indiana Code, Title 4, Article 4, Chapters 10.9 and 11.

     "Additional Payments" means the amounts required to be paid by the Company pursuant to the provisions of Section 4.2 hereof.

     "Administration Expenses" means the compensation (which compensation shall not be greater than that typically charged in similar circumstances) and reimbursement of reasonable expenses and advances payable to the Trustee, the Registrar, the Remarketing Agent, any Paying Agent and any Authenticating Agent.

     "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

     "Alternate Credit Facility" means an Alternate Credit Facility as defined in the Indenture.

     "Authenticating Agent" means the Authenticating Agent as defined in the Indenture.

     "Bank" means the Bank as defined in the Indenture.

     "Bond Fund" means the Bond Fund created in the Indenture.

     "Bond Purchase Fund" means the Bond Purchase Fund as defined in the Indenture.

     "Bond Resolution" means the resolution of the Issuer providing for the issuance of the Bonds and approving this Agreement, the Indenture and related matters, as amended or supplemented from time to time.

     "Bond Service Charges" means, for any period or time, the principal of, premium, if any, and interest due on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption or otherwise.

     "Bonds"  means  the  $23,000,000   Indiana  Development  Finance  Authority
Environmental Refunding Revenue Bonds, Series 1998 (PSI Energy, Inc. Project), issued by the Issuer pursuant to the Bond Resolution and the Indenture.

     "Bonds Outstanding" or "Outstanding Bonds" means Outstanding Bonds as defined in the Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and under the 1954 Code and any successor provisions to those Sections, regulations or proposed regulations and, in addition, all applicable official rulings and judicial determinations under the foregoing applicable to the Bonds.

     "Conversion Date" means the Conversion Date as defined in the Indenture.

     "Credit Facility" means a Credit Facility as defined in the Indenture.

     "Credit Facility Account" means the Credit Facility Account as defined in the Indenture.

     "Credit Facility Issuer" means a Credit Facility Issuer as defined in the Indenture.

     "Eligible Investments" means Eligible Investments as defined in the Indenture.

     "Engineer" means an engineer (who may be an employee of the Company) or engineering firm qualified to practice the profession of engineering under the laws of the State and who or which is acceptable to the Trustee.

     "EPA" means the Department of Environmental Management of the State and any successor body, agency, commission or department.

     "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

     "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1 hereof.

     "Generating Stations" means collectively the Gibson Generating Station, Cayuga Generating Station, Edwardsport Generating Station, Gallagher Generating Station and the Wabash River Generating Station and "Generating Station" means any one of such separately.

     "Government Obligations" means Government Obligations as defined in the Indenture.

     "Holder" or "Holder of a Bond" means the Person in whose name a Bond is registered on the Register.

     "Indenture" means the Trust Indenture, dated as of the same date as this Agreement, between the Issuer and the Trustee, as amended or supplemented from time to time.

     "Interest Rate for Advances" means the interest rate per year payable on the Bonds.

     "Letter of Credit" means the Letter of Credit as defined in the Indenture.

     "Loan" means the loan by the Issuer to the Company of the proceeds received from the sale of the Bonds.

     "Loan Payment Date" means any date on which any Bond Service Charges are due and payable.

     "Loan Payments" means the amounts required to be paid by the Company in repayment of the Loan pursuant to Section 4.1 hereof.

     "1954 Code" means the Internal Revenue Code of 1954 as amended from time to time through the date of enactment of the Code. References to the 1954 Code and Sections of the 1954 Code include relevant applicable regulations (including temporary regulations) and proposed regulations thereunder and any successor provisions to those Sections, regulations or proposed regulations.

     "Notice Address" means:

(a)  As to the Issuer:                Indiana Development Finance Authority
                                      One North Capitol, Suite 320
                                      Indianapolis, Indiana  46204
                                      Attention:  Executive Director

(b)  As to the Company:               PSI Energy, Inc.
                                      1000 East Main Street
                                      Plainfield, Indiana  46168
                                      Attention:  Treasurer

                                      with a copy to:

                                      PSI Energy, Inc.
                                      139 East Fourth Street
                                      Cincinnati, Ohio  45202
                                      Attention:  Treasurer

(c)  As to the Trustee:               The Fifth Third Bank of Central Indiana
                                      Fifth Third Center
                                      38 Fountain Square
                                      Cincinnati, Ohio  45263
                                      Attention:  Corporate Trust Administration

or such additional or different address,  notice of which is given under Section
8.3 hereof.

     "Opinion of Bond Counsel" means a written opinion of nationally recognized bond counsel selected by the Company and acceptable to the Trustee who is experienced in matters relating to the exclusion from gross income for federal income tax purposes of interest on obligations issued by states and their political subdivisions. Bond Counsel may be counsel to the Trustee or the Company.

     "Original Purchaser" means the Original Purchaser as defined in the Indenture.

     "Paying Agent" means the Paying Agent as defined in the Indenture.

     "Person" or words importing persons mean firms, associations, partnerships (including without limitation, general and limited partnerships), limited liability entities, joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

     "Pollution Control Facility" or "Pollution Control Facilities" means those facilities which are pollution control facilities as defined in Section 24 of Chapter 10.9 of the Act and those facilities described in Section 103(b)(4)(F) of the Internal Revenue Code of 1954, as amended, and the final, proposed and temporary regulations promulgated thereunder and other administrative authority in effect.

     "Project" or "Project Facilities" means the real, personal or real and personal property, including undivided or other interests therein, identified in the Project Description, financed with the proceeds of the Refunded Bonds.

     "Project Description" means collectively the description of the Project Facilities originally financed with the proceeds of the Refunded Bonds, attached hereto as Exhibit A.

     "Project Purposes" means the purposes of Pollution Control Facilities as described in the Act and as particularly described in Exhibit A hereto.

     "Project Site" means as applicable to the various Project Facilities the respective Generating Station site.

     "Rate Period" means a Rate Period as defined in the Indenture.

     "Rebate Fund" means the Rebate Fund created in the Indenture.

     "Refunded Bonds" means the $23,000,000 Indiana Employment Development Commission 8 1/4% Environmental Revenue Bonds, Series 1988 (Public Service Company of Indiana, Inc.) issued on July 7, 1988.

     "Refunded Bonds Indenture" means the Trust Indenture dated as of June 15, 1988 between Bank One, Indianapolis, National Association (as successor to American Fletcher National Bank and Trust Company) and the Indiana Employment Development Commission, as predecessor of the Issuer.

     "Refunded Bonds Loan Agreement" means the Loan Agreement dated as of June 15, 1988 between the Indiana Employment Development Commission, as predecessor of the Issuer and Public Service Company of Indiana, Inc., as predecessor of the Company, as amended as of March 15, 1990 and as of March 15, 1992.

     "Refunded Bonds Trustee" means Bank One, Indianapolis, National Association (as successor to American Fletcher National Bank and Trust Company), as trustee under the Refunded Bonds Indenture.

     "Refunding Fund" means the Refunding Fund created in the Indenture.

     "Register" means the books kept and maintained for the registration and transfer of Bonds pursuant to Section 3.05 of the Indenture.

     "Registrar" means the Registrar as defined in the Indenture.

     "Reimbursement Agreement" means the Reimbursement Agreement as defined in the Indenture.

     "Remarketing   Agent"  means  the  Remarketing  Agent  as  defined  in  the
Indenture.

     "Revenues" means (a) the Loan Payments, (b) all other moneys received or to be received by the Issuer (excluding the Issuer Fee) or the Trustee in respect of repayment of the Loan, including without limitation, all moneys and investments in the Bond Fund, (c) any moneys and investments in the Refunding Fund, and (d) all income and profit from the investment of the foregoing moneys. The term "Revenues" does not include any moneys or investments in the Rebate Fund or the Bond Purchase Fund.

     "Solid Waste Disposal Facility" or "Solid Waste Disposal Facilities" means those facilities defined as pollution control facilities in Section 24 of Chapter 10.9 of the Act and those facilities described in Section 142(a)(6) of the Code.

     "State" means the State of Indiana.

     "Term Rate Period" means a Term Rate Period as defined in the Indenture.

     "Trustee" means The Fifth Third Bank of Central Indiana located in Indianapolis, Indiana, a corporation duly organized and validly existing under the laws of the State, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean the successor Trustee. "Principal Office" of the Trustee shall mean the principal corporate trust office of the Trustee, which office at the date of issuance of the Bonds is located at its Notice Address.

     "Unassigned Issuer Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to inspection pursuant to Section
5.1 hereof, to be held harmless and indemnified under Section 5.9 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.6 hereof and its right to enforce such rights.

     "Variable Rate" means a Variable Rate as defined in the Indenture.

     Section I.3. Interpretation. Any reference herein to the State, to the Issuer or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

     Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Indiana Code, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the State, the Holders, the Trustee, the Registrar, an Authenticating Agent, a Paying Agent, any Credit Facility Issuer, the Remarketing Agent, or the Company under this Agreement, the Indenture or the Bonds.

     Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

     Section I.4. Captions and Headings. The captions and headings in this Agreement are used solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs or subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II

                                 REPRESENTATIONS

     Section II.1.  Representations  of the Issuer.  The Issuer represents that:
(a) it is a body corporate and politic duly organized and validly existing under the laws of the State; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture; (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in this Agreement or the Indenture; (d) it is empowered to enter into the transactions contemplated by this Agreement and the Indenture; (e) it has duly authorized the execution, delivery and performance of this Agreement and the Indenture; (f) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement and the Indenture by any successor municipal corporation; and (g) following reasonable notice, a public hearing was held on July 20, 1998 with respect to the issuance of the Bonds as required by Section 147(f) of the Code.

     Section II.2. No Warranty by Issuer of Condition or Suitability of the Project. The Issuer makes no warranty, either express or implied, as to the suitability or utilization of the Project for the Project Purposes, or as to the condition of the Project Facilities or that the Project Facilities are or will be suitable for the Company's purposes or needs.


     Section II.3. Representations and Covenants of the Company. The Company represents that:

     (a) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State, with power and authority (corporate and other) to own its properties and conduct its business, to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law or regulation applicable to the Company, or of any writ or decree of any court or governmental instrumentality, or of the Amended Articles of Consolidation, as amended, or the By-laws of the Company, or of any mortgage, indenture, contract, agreement or other undertaking to which the Company is a party or which purports to be binding upon the Company or upon any of its assets.

     (d) The portions of the Project (i) which are Pollution Control Facilities were designed to meet or exceed applicable federal, state and local requirements then in effect for the control of air pollution and have been and will be used to abate or control air pollution or contamination by removing, altering, disposing of or storing pollutants, contaminants, wastes or heat, and the Pollution Control Facilities components of the Project as designed constitute "air pollution control facilities" or facilities functionally related or subordinate thereto within the meaning of Section 103(b)(4)(F) of the 1954 Code, and the final, temporary and proposed regulations promulgated thereunder and other administrative authority in effect; and (ii) which are Solid Waste Disposal Facilities have been and will be used for the collection, storage, treatment, utilization, processing or final disposal of solid waste and constitute "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the Code and the regulations applicable thereto.

     (e) The Project has been and will be used wholly to control pollution and dispose of solid waste and was designed for no significant purpose other than pollution control and disposal of solid waste, and the Project was not designed to result in an increase in production or capacity, in a material extension of the useful life of the Generating Stations or, in the case of the portions of the Project which are Pollution Control Facilities, in the recovery of by-products of any substantial value

     (f) Substantially all (at least 95%) of the proceeds of the Refunded Bonds were used to provide "Solid Waste Disposal Facilities" within the meaning of
Section 142(a)(6) of the Code and "Pollution Control Facilities" within the meaning of Section 103(b)(4)(F) of the 1954 Code.

     (g) Acquisition, construction and installation or the incurrence of Cost of Construction (as defined in the Refunded Bonds Loan Agreement) for the Pollution Control Facilities portion of the Project or any separate facility thereof was not commenced prior to the adoption of the resolution of the City of Princeton, Indiana, on October 16, 1978; and acquisition, construction and installation or the incurrence of Cost of Construction for the Solid Waste Disposal Facilities portion of the Project or any separate facility thereof was not commenced prior to the adoption of the resolution of the Issuer on April 18, 1988, and no such portion of the Project had reached a degree of completion which would permit the Company to operate the Project at substantially the level for which it was designed and no such portion of the Project was, in fact, operated at such design level prior to October 1, 1987.

     (h) All of the proceeds of the Refunded Bonds were spent for the Project pursuant to the Refunded Bonds Loan Agreement or to pay costs of issuance of the Refunded Bonds. The proceeds of the Bonds (other than any accrued interest thereon) will be used exclusively to refund the Refunded Bonds; any investment earnings on such proceeds of the Bonds will be used to pay principal, premium or interest on the Refunded Bonds; and none of the proceeds of the Bonds will be used to pay for any costs of issuance of the Bonds. The principal amount of the Bonds does not exceed the outstanding principal amount of the Refunded Bonds. The proceeds of the Bonds will be used to retire the Refunded Bonds not later than 90 days after the date of issuance of the Bonds.

     (i) It has caused the Project to be substantially completed. The Project constitutes Pollution Control Facilities under the Act and is consistent with the purposes of the Act. The Project is being, and the Company will cause the Project to be, operated and maintained in such manner to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations and all permits, variances and orders issued or granted pursuant thereto, including the permit-to-install for the Project, which permits, variances and orders have not been withdrawn or otherwise suspended, and to be consistent with the Act.

     (j) It has used or operated or has caused to be used or operated, and presently intends to use or operate or cause to be used or operated the Project Facilities in a manner consistent with the Project Purposes until the date on which the Bonds have been fully paid and knows of no reason why the Project Facilities will not be so operated. The Company does not intend to sell or otherwise dispose of the Project or any portion thereof.

     (k) None of the proceeds of the Refunded Bonds was used and none of the proceeds of the Bonds will be used to provide any airplane, skybox or other private luxury box, or health club facility, any facility primarily used for gambling or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

     (l) Less than 25% of the proceeds of the Refunded Bonds have been used and less than 25% of the proceeds of the Bonds will be used directly or indirectly to acquire land or any interest therein, and none of such proceeds has been or will be used to provide land which is to be used for farming purposes.

     (m) No portion of the proceeds of the Refunded Bonds has been used and no portion of the proceeds of the Bonds will be used to acquire existing property or any interest therein unless the first use of such property was by the Company and was pursuant to and followed such acquisition.

     (n) At no time will any funds constituting gross proceeds of the Bonds be used in a manner as would constitute failure of compliance with Section 148 of the Code.

     (o) The Refunded Bonds were not, and the Bonds will not be, "federally guaranteed" within the meaning of Section 149(b) of the Code.

     (p) It is not anticipated that as of the date hereof, there will be created any "replacement proceeds", within the meaning of Section 1.148-1(c) of the Treasury Regulations, with respect to the Bonds; however, in the event that any such replacement proceeds are deemed to have been created, such amounts will be invested in compliance with Section 148 of the Code.

     (q) On the date of issuance and delivery of the Refunded Bonds, the Company reasonably expected that at least 85% of the spendable proceeds of the Refunded Bonds would be expended to carry out the governmental purpose of such issue within the 3-year period beginning on the issue date of such issue and the Company reasonably expected that the proceeds of the Refunded Bonds would be spent in accordance with the spending requirements of Section 149(g)(2) of the Code. All of the spendable proceeds of the Refunded Bonds were expended as of the date of issuance of the Bonds. None of the proceeds of the Refunded Bonds were invested in nonpurpose investments having a substantially guaranteed yield for four years or more.

     (r) The weighted average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the Project Facilities financed by the proceeds of the Refunded Bonds (determined under Section 147(b) of the Code).

     (s) The information furnished by the Company and used by the Issuer in preparing the certifications and statements pursuant to Sections 148 and 149(e) of the Code or their statutory predecessors with respect to the Refunded Bonds was accurate and complete as of the respective date of issuance of the Refunded Bonds, and the information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and in preparing the information statement pursuant to Section 149(e) of the Code, both referred to in the Bond Resolution, will be accurate and complete as of the date of issuance of the Bonds.

     (t) The Project Facilities do not include any office except for offices (i) located on the Project Site and (ii) not more than a de minimis amount of the functions to be performed at which is not directly related to the day-to-day operations of the Project Facilities.

                               (End of Article II)

                                   ARTICLE III

                COMPLETION OF THE PROJECT; ISSUANCE OF THE BONDS

     Section III.1. Acquisition, Construction and Installation. The Company represents that it has caused the Project Facilities to be acquired, constructed and installed on the respective Project Sites, substantially in accordance with the Project Description and in conformance with all applicable zoning, planning, building and other similar regulations of all governmental authorities having jurisdiction over the Project and all permits, variances and orders issued in respect of the Project by EPA, and that the proceeds derived from the Refunded Bonds, including any investment thereof, were expended in accordance with the Refunded Bonds Indenture and the Refunded Bonds Loan Agreement, respectively.

     Section III.2. Project Description. The Project Description may be changed from time to time by, or with the consent of, the Company provided that any such change shall also be filed with the Issuer and provided further that no change in the Project Description shall materially change the function of the Project Facilities unless the Trustee shall have received (i) an Engineer's certificate that such changes will not impair the significance or character of the Project Facilities as Pollution Control Facilities and (ii) an Opinion of Bond Counsel or ruling of the Internal Revenue Service to the effect that such amendment will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

     Section III.3. Issuance of the Bonds; Application of Proceeds. To provide funds to make the Loan to the Company to assist the Company in the refunding of the Refunded Bonds, the Issuer will issue, sell and deliver the Bonds to the Original Purchaser. The Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Bonds, and the terms and conditions under which the Bonds will be issued, sold and delivered.

     The Company hereby requests that the Issuer notify the Refunded Bonds Trustee (unless the Refunded Bonds Trustee has already received such notice), pursuant to the Refunded Bonds Indenture, that the entire outstanding principal amount of the Refunded Bonds is to be redeemed on September 15, 1998 at a redemption price of 102% of the principal amount thereof plus accrued interest to that redemption date.

     The proceeds from the sale of the Bonds (other than any accrued interest) shall be loaned to the Company to assist the Company in refunding the Refunded Bonds in order to reduce the interest cost payable by the Company; those proceeds shall be deposited in the Refunding Fund. On September 15, 1998 all moneys on deposit in the Refunding Fund shall be disbursed by the Trustee as provided in Section 5.02 of the Indenture to the Refunded Bonds Trustee for deposit in the Bond Fund created in the Refunded Bonds Indenture and applied by the Refunded Bonds Trustee to the payment of principal of and interest on the Refunded Bonds on their redemption on September 15, 1998. The Company shall pay to the Refunded Bonds Trustee such additional amounts as shall be required to pay in full on such date the entire amount of principal of, premium and interest due on the Refunded Bonds.

     Pending disbursement pursuant to this Section, the proceeds so deposited in the Refunding Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the Trustee for the payment of Bond Service Charges. Any accrued interest shall be deposited in the Bond Fund.

     Section III.4. Investment of Fund Moneys. At the oral (confirmed promptly in writing) or written request of the Company, any moneys held as part of the Bond Fund, the Refunding Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments; provided, that such moneys shall be invested or reinvested by the Trustee only in Eligible Investments which shall mature, or which shall be subject to redemption by the holder thereof at the option of such holder, not later than the date upon which the moneys so invested are needed to make payments from those Funds. The Issuer (to the extent it retained or retains direction or control) and the Company each hereby represents that the investment and reinvestment and the use of the proceeds of the Refunded Bonds were restricted in such manner and to such extent as was necessary so that the Refunded Bonds would not constitute arbitrage bonds under Section 148 of the Code or its statutory predecessor and each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code.

     The Company shall provide the Issuer with, and the Issuer may base its certificate and statement, each as authorized by the Bond Resolution, on a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.

     Section III.5. Rebate Fund. To the extent required by Section 5.08 of the Indenture, within five days after the end of the fifth Bond Year (as defined in the Indenture) and every fifth Bond Year thereafter, and within five days after payment in full of all outstanding Bonds, the Company shall calculate the amount of Excess Earnings (as defined in the Indenture) as of the end of that Bond Year or the date of such payment and shall notify the Trustee of that amount. If the amount then on deposit in the Rebate Fund created under the Indenture is less than the amount of Excess Earnings (computed by taking into account the amount or amounts, if any, previously paid to the United States pursuant to Section
5.08 of the Indenture and this Section), the Company shall, within five days after the date of the aforesaid calculation, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture. The Company shall obtain and keep such records of the computations made pursuant to this Section as are required under Section 148(f) of the Code.

                              (End of Article III)

                                   ARTICLE IV

                         LOAN BY ISSUER; LOAN PAYMENTS;
                    ADDITIONAL PAYMENTS; AND CREDIT FACILITY

     Section IV.1. Loan Repayment. Upon the terms and conditions of this Agreement, the Issuer agrees to make the Loan to the Company. The proceeds of the Loan shall be deposited with the Trustee pursuant to Section 3.3 hereof. In consideration of and in repayment of the Loan, the Company shall make, as Loan Payments, to the Trustee for the account of the Issuer, payments which correspond, as to time, and are equal in amount as of the Loan Payment Date, to the corresponding Bond Service Charges payable on the Bonds. All Loan Payments received by the Trustee shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges.

     The Company shall be entitled to a credit against the Loan Payments required to be made on any Loan Payment Date to the extent that the balance of the Bond Fund is then in excess of amounts required (a) for the payment of Bonds theretofore matured or theretofore called for redemption, or to be called for redemption pursuant to Section 6.1 hereof (b) for the payment of interest for which checks or drafts have been drawn and mailed by the Trustee or Paying Agent, and (c) to be deposited in the Bond Fund by the Indenture for use other than for the payment of Bond Service Charges due on that Loan Payment Date.

     The Company's obligation to make Loan Payments shall be reduced to the extent of any payments made by any Credit Facility Issuer to the Trustee in respect of the principal of, premium, if any, or interest on the Bonds when due pursuant to any Credit Facility then in effect, provided, that any such Credit Facility Issuer has been reimbursed for such payments in accordance with the terms of the Reimbursement Agreement.

     Except for such interest of the Company as may hereafter  arise pursuant to
Section 8.2 hereof or Sections 5.06 or 5.07 of the Indenture, the Company and the Issuer each acknowledge that neither the Company, the State nor the Issuer has any interest in the Bond Fund or the Bond Purchase Fund, and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders.

     Section IV.2. Additional Payments. The Company shall pay to the Issuer, as Additional Payments hereunder, any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

     The Company shall pay the Administration Expenses to the Trustee, the Registrar, the Remarketing Agent, and any Paying Agent or Authenticating Agent, as appropriate, as Additional Payments hereunder.

     The Company may, without creating a default hereunder, contest in good faith the reasonableness of any such cost or expense incurred or to be paid by the Issuer and any Administration Expenses claimed to be due to the Trustee, the Registrar, the Remarketing Agent, any Paying Agent or any Authenticating Agent.

     In the event the Company should fail to pay any Loan Payments, Additional Payments or Administration Expenses when due, the payment in default shall continue as an obligation of the Company until the amount in default shall have been fully paid together with interest thereon during the default period at the Interest Rate for Advances.

     Section IV.3. Place of Payments. The Company shall make all Loan Payments directly to the Trustee at its Principal Office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

     Section IV.4. Obligations Unconditional. The obligations of the Company to make Loan Payments, Additional Payments and any payments required of the Company under Section 5.08 of the Indenture shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee, the Registrar, the Remarketing Agent or any other Person.

     Section IV.5. Assignment of Revenues and Agreement. To secure the payment of Bond Service Charges, the Issuer shall, by the Indenture, (a) absolutely and irrevocably assign to the Trustee, its successors in trust and its and their assigns forever, (1) all right, title and interest of the Issuer in and to all moneys and investments (including, without limitation, the proceeds of the Credit Facility) in the Bond Fund and (2) all of the Issuer's rights and remedies under this Agreement (except for the Unassigned Issuer Rights), and (b) grant a security interest to the Trustee, its successors in trust and its and their assigns forever, in all of its rights to and interest in the Revenues including, without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan (other than the Credit Facility Account, all moneys and investments therein and the proceeds of any Credit Facility). The Company hereby agrees and consents to those assignments and that grant of a security interest.

     Section IV.6. Credit Facility; Alternate Credit Facility; Cancellation. (a) The Company agrees to provide for the payment of the principal of and interest on the Bonds and for payment of the purchase price of Bonds delivered to the Trustee or Paying Agent pursuant to the Indenture by causing the Letter of Credit to be delivered to the Trustee on the date of the delivery of the Bonds. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with its terms and the terms of the Indenture, to the extent necessary to pay the principal of and interest on the Bonds when due and to pay the purchase price of Bonds as provided in the Indenture. The Company may, at its election and with the consent of the Bank, provide for one or more extensions of the Letter of Credit beyond its then stated date of expiration.

     (b) Upon satisfaction of the requirements contained in Section 14.03 of the Indenture, the Company may provide for the delivery of an Alternate Credit Facility.

     (c) Upon satisfaction of the conditions contained in Section 14.02 of the Indenture, the Company may cancel any Credit Facility then in effect at such time and direct the Trustee in writing to surrender such Credit Facility to the Credit Facility Issuer by which it was issued in accordance with the Indenture; provided, that no such cancellation shall become effective and no such surrender shall take place until all Bonds subject to purchase pursuant to Section 4.07(d) of the Indenture have been so purchased or redeemed with the proceeds of such Credit Facility.

     Section IV.7. Company's Option to Elect Rate Period. The Company shall have, and is hereby granted, the option to elect to convert on any Conversion Date the interest rate borne by the Bonds to another Variable Rate to be effective for a Rate Period pursuant to the provisions of Article II of the Indenture and subject to the terms and conditions set forth therein. To exercise such options, the Company shall give the written notice required by the Indenture.

     Section IV.8. Company's Obligation to Purchase Bonds. The Company hereby agrees to pay or cause to be paid to the Trustee or the Paying Agent, on or before each day on which Bonds may be or are required to be tendered for purchase, amounts equal to the amounts to be paid by the Trustee or the Paying Agent with respect to the Bonds tendered for purchase on such dates pursuant to
Article IV of the Indenture; provided, however, that the obligation of the Company to make any such payment under this Section shall be reduced by the amount of (A) moneys paid by the Remarketing Agent as proceeds of the remarketing of such Bonds by the Remarketing Agent, (B) moneys drawn under any Credit Facility, for the purpose of paying such purchase price and (C) other moneys made available by the Company, as set forth in Section 4.08(b)(ii) of the Indenture.

                               (End of Article IV)

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS

     Section V.1. Right of Inspection. The Company agrees that, subject to reasonable security and safety regulations and to reasonable requirements as to notice, the Issuer and the Trustee and their or any of their respective duly authorized agents shall have the right at all reasonable times to enter upon the Project Site to examine and inspect the Projects.


     Section V.2. Maintenance. The Company shall use its best efforts to keep and maintain the Project Facilities, including all appurtenances thereto and any personal property therein or thereon, in good repair and good operating condition so that the Project Facilities will continue to constitute Pollution Control Facilities or Solid Waste Disposal Facilities, for the purposes of the operation thereof as required by Section 5.4 hereof.

     So long as such shall not be in violation of the Act or impair the character of the Project Facilities as Pollution Control Facilities or Solid Waste Disposal Facilities, and provided there is continued compliance with applicable laws and regulations of governmental entities having jurisdiction thereof, the Company shall have the right to remodel the Project Facilities or make additions, modifications and improvements thereto, from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which remodeling, additions, modifications and improvements shall be paid by the Company and the same shall, when made, become a part of the Project Facilities.

     Section V.3. Removal of Portions of the Project Facilities. The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary portions of the Project Facilities, except that, subject to Section 5.4 hereof, it will use its best efforts to ensure the continued character of the Project Facilities as Pollution Control Facilities or Solid Waste Disposal Facilities. The Company shall have the right from time to time to substitute personal property or fixtures for any portions of the Project Facilities, provided that the personal property or fixtures so substituted shall not impair the character of the Project Facilities as Pollution Control Facilities or Solid Waste Disposal Facilities. Any such substituted property or fixtures shall, when so substituted, become a part of the Project Facilities. The Company shall also have the right to remove any portion of the Project Facilities, without substitution therefor; provided, that the Company shall deliver to the Trustee a certificate signed by an Engineer describing said portion of the Project Facilities and stating that the removal of such property or fixtures will not impair the character of the Project Facilities as Pollution Control Facilities or Solid Waste Disposal Facilities.

     Section V.4. Operation of Project Facilities. The Company will, subject to its obligations and rights to maintain, repair or remove portions of the Project Facilities, as provided in Sections 5.2 and 5.3 hereof, use its best efforts to continue operation of the Project Facilities so long as and to the extent that operation thereof is required to comply with laws or regulations of governmental entities having jurisdiction thereof or unless the Issuer shall have approved the discontinuance of such operation (which approval shall not be unreasonably withheld). The Company agrees that it will, within the design capacities thereof, use its best efforts to operate and maintain the Project Facilities in accordance with all applicable, valid and enforceable rules and regulations of governmental entities having jurisdiction thereof; provided, that the Company reserves the right to contest in good faith any such laws or regulations.

     Nothing in this Agreement shall prevent or restrict the Company, in its sole discretion, at any time, from discontinuing or suspending either permanently or temporarily its use of any facility of the Company served by the Project Facilities and in the event such discontinuance or suspension shall render unnecessary the continued operation of the Project Facilities, the Company shall have the right to discontinue the operation of the Project Facilities during the period of any such discontinuance or suspension.

     Section V.5. Insurance. The Company shall cause the Project Facilities to be kept insured against fire or other casualty to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount by reputable insurance companies or, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire or other casualty at least equal in protection to the method or plan of protection against loss by fire or other casualty of companies similarly situated and operating properties subject to similar or greater fire or other hazards or on which properties an equal or higher primary fire or other casualty insurance rate has been set by reputable insurance companies.

     Section V.6. Workers' Compensation Coverage. Throughout the term of this Agreement, the Company shall comply, or cause compliance, with applicable workers' compensation laws of the State.

     Section V.7. Damage; Destruction and Eminent Domain. If, during the term of this Agreement, the Project Facilities or any portion thereof is destroyed or damaged in whole or in part by fire or other casualty, or title to, or the temporary use of, the Project Facilities or any portion thereof shall have been taken by the exercise of the power of eminent domain, the Company (unless it shall have exercised its option to prepay the Loan Payments pursuant to Section
6.2 hereof) shall promptly repair, rebuild or restore the portion of the Project Facilities so damaged, destroyed or taken with such changes, alterations and modifications (including the substitution and addition of other property) as may be necessary or desirable for the administration and operation of the Project Facilities as Pollution Control Facilities or Solid Waste Disposal Facilities and as shall not impair the character or significance of the Project Facilities as furthering the purposes of the Act.

     Section V.8. Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that, during the term of this Agreement, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that the Company may, without violating its agreement contained in this Section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided the surviving, resulting or transferee corporation, as the case may be (if other than the Company), is a corporation organized and existing under the laws of one of the states of the United States, and assumes in writing all of the obligations of the Company herein, and, if not an Indiana corporation, is qualified to do business in the State.

     If consolidation, merger or sale or other transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

     Section V.9. Indemnification. The Company releases the Issuer from, agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses imposed upon or asserted against the Issuer on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project Facilities; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement or any related document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds, and the provision of any information furnished in connection therewith concerning the Project Facilities or the Company (including, without limitation, any information furnished by the Company for inclusion in any certifications made by the Issuer under Section 3.4 hereof or for inclusion in, or as a basis for preparation of, the Form 8038 information statement to be filed by the Issuer); and (d) any claim or action or proceeding with respect to the matters set forth in (a), (b) and (c) above brought thereon.

     The Company agrees to indemnify the Trustee, the Paying Agent, the Remarketing Agent and the Registrar (each hereinafter referred to in this section as an "indemnified party") for and to hold each of them harmless against all liabilities, claims, costs and expenses incurred without negligence or willful misconduct on the part of the indemnified party, on account of any action taken or omitted to be taken by the indemnified party in accordance with the terms of this Agreement, the Bonds or the Indenture or any action taken at the request of or with the consent of the Company, including the costs and expenses of the indemnified party in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds or the Indenture.

     In case any action or proceeding is brought against the Issuer, or an indemnified party in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding;
provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Company. At its own expense, an indemnified party may employ separate counsel and participate in the defense; provided, however, where it is ethically inappropriate for one firm to represent the interests of the Issuer, and any other indemnified party or parties, the Company shall pay the Issuer's legal expenses in connection with the Issuer's retention of separate counsel. The Company shall not be liable for any settlement made without its consent.

     The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar, respectively. That indemnification is intended to and shall be enforceable by the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Registrar, respectively, to the full extent permitted by law.

     Section V.10. Company Not to Adversely Affect Exclusion of Interest on Bonds From Gross Income For Federal Income Tax Purposes. The Company hereby covenants and represents that it has taken and caused to be taken and shall take and cause to be taken all actions that may be required of it for the interest on the Bonds to be and remain excluded from the gross income of the Holders for federal income tax purposes, and that it has not taken or permitted to be taken on its behalf, and covenants that it will not take, or permit to be taken on its behalf, any action which, if taken, would adversely affect that exclusion under the provisions of the Code.

     Section V.11. Use of Project Facilities. The Issuer agrees that it will not take any action, or cause any action to be taken on its behalf, to interfere with the Company's ownership interest in the Project or to prevent the Company from having possession, custody, use and enjoyment of the Project other than pursuant to Article VII of this Agreement or Article VII of the Indenture.

     Section V.12. Assignment by Company. This Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject, however, to each of the following conditions:

     (a) No assignment (other than pursuant to Section 5.8 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment the Company shall continue to remain primarily liable for the payment of the Loan Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it.

     (b) Any assignment by the Company must retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Company shall assume the obligations of the Company hereunder to the extent of the interest assigned.

     (c) The Company shall, within 30 days after execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with any instrument of assumption. (d) Any assignment from the Company shall not materially impair fulfillment of the Project Purposes to be accomplished by operation of the Project as herein provided.

                               (End of Article V)

                                   ARTICLE VI

                                   REDEMPTION

     Section VI.1. Optional Redemption. Provided no Event of Default shall have occurred and be subsisting, at any time and from time to time, the Company may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of calling Bonds for optional redemption in accordance with the applicable provisions of the Indenture providing for optional redemption at the redemption price stated in the Indenture. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund and delivery of those moneys shall not, except as set forth in Section 4.1 hereof, operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Company under this Agreement.

     Section VI.2. Extraordinary Optional Redemption. The Company shall have, subject to the conditions hereinafter imposed, the option during a Term Rate Period to direct the redemption of the Bonds in whole upon the occurrence of the event described below in paragraph (c) and in part upon the occurrence of the other events described below in accordance with the applicable provisions of the Indenture. In the event that any of the events described below affect less than all of the Project Facilities and the Generating Stations which they serve, the Bonds may be redeemed in an amount equal to the outstanding principal amount of the Bonds multiplied by the allocable percentage figure for each Project Facility, to-wit: 43.5% for Facility 1, 1% for Facility 2, 0% for Facility 3, 0% for Facility 4, 5% for Facility 5, 44.5% for Facility 6, 0% for Facility 7 and 6% for Facility 8.

     (a) One or more of the Project Facilities or the Generating Stations which they serve shall have been damaged or destroyed to such an extent that (1) such Project Facilities or such Generating Stations cannot reasonably be expected to be restored, within a period of six consecutive months, to the condition thereof immediately preceding such damage or destruction or (2) the Company is reasonably expected to be prevented from carrying on its normal use and operation of such Project Facilities or such Generating Stations for a period of six consecutive months.

     (b) Title to, or the temporary use of, all or a significant part of one or more of the Project Facilities or the Generating Stations which they serve shall have been taken under the exercise of the power of eminent domain to such an extent (1) that such Project Facilities or such Generating Stations cannot reasonably be expected to be restored within a period of six consecutive months to a condition of usefulness comparable to that existing prior to the taking or
(2) the Company is reasonably expected to be prevented from carrying on its normal use and operation of such Project Facilities or such Generating Stations for a period of six consecutive months.

     (c) As a result of any changes in the Constitution of the State, the Constitution of the United States of America or any state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after any contest thereof by the Issuer or the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement.

     (d) Unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Company with respect to one or more of the Project Facilities or the Generating Stations which they serve or the operation thereof, including, without limitation, the imposition of federal, state or other ad valorem, property, income or other taxes other than ad valorem taxes at the rates presently levied upon privately owned property used for the same general purpose as such Project Facilities or such Generating Stations.

     (e) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of one or more of the Project Facilities or the Generating Stations which they serve for the Project Purposes occur or technological or other changes occur which the Company cannot reasonably overcome or control and which in the Company's reasonable judgment render such Project Facilities or such Generating Stations uneconomic or obsolete for the Project Purposes.

     (f) Any court or administrative body shall enter a judgment, order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations served by one or more of the Project Facilities or the Generating Stations which they serve to such extent that the Company is or will be prevented from carrying on its normal operations at such Project Facilities or such Generating Stations for a period of six consecutive months.

     (g) The termination by the Company of operations at any of the Generating Stations which are served by any of the Project Facilities.

     The amount payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

          (i) An amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at 100% of the principal amount thereof plus accrued interest to the redemption date, and discharge, all or such portion of Outstanding Bonds to be redeemed on the earliest applicable redemption date, that amount to be paid to the Trustee, plus

          (ii) An amount of money equal to the Additional Payments relating to those Bonds accrued and to accrue until actual final payment and redemption of those Bonds, that amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due.

     The requirement of (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

     The rights and options granted to the Company in this Section may be exercised whether or not the Company is in default hereunder; provided, that such default will not relieve the Company from performing those actions which are necessary to exercise any such right or option granted hereunder.

     Section VI.3. Mandatory Redemption. The Company shall deliver to the Trustee the moneys needed to redeem the Bonds in accordance with any mandatory redemption provisions relating thereto as may be set forth in Sections 4.01(b) of the Indenture.

     Section VI.4. Notice of Redemption. In order to exercise an option granted in, or to consummate a redemption required by, this Article VI, the Company shall, within 180 days following the event authorizing the exercise of such option, or at any time during the continuation of the condition referred to in paragraphs (c), (d) or (e) of Section 6.2 hereof, or at any time that optional redemption of the Bonds is permitted under the Indenture as provided in Section
6.1 hereof, or promptly upon the occurrence of a Determination of Taxability (as defined in the Indenture), give written notice to the Issuer and the Trustee that it is exercising its option to direct the redemption of Bonds, or that the redemption thereof is required by Section 4.01(b) of the Indenture due to the occurrence of a Determination of Taxability, as the case may be, in accordance with the Agreement and the Indenture, and shall specify therein the date on which such redemption is to be made, which date shall not be more than 180 days from the date such notice is mailed. The Company shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption to the Holders of the Bonds, in which arrangements the Issuer shall cooperate.

     Section VI.5. Actions by Issuer. At the request of the Company or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.


                               (End of Article VI)

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section VII.1. Events of Default. Each of the following shall be an Event of Default:

     (a) The  occurrence  of an event of default as defined in Section 7.01 (a),
(b), (c) or (d) of the Indenture;

     (b) The Company shall fail to observe and perform any other agreement, term or condition contained in this Agreement, other than such failure as will have resulted in an event of default described in (a) above and the continuation of that failure for a period of 90 days after notice thereof shall have been given to the Company by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues that action to completion within 150 days after the expiration of initial cure period as determined above, or within such longer period as the Issuer and the Trustee may agree to in writing; and

     (c) By decree of a court of competent jurisdiction the Company shall be adjudicated a bankrupt, or an order shall be made approving a petition or answer filed seeking reorganization or readjustment of the Company under the federal bankruptcy laws or other law or statute of the United States of America or of the state of incorporation of the Company or of any other state, or, by order of such a court, a trustee in bankruptcy, a receiver or receivers shall be appointed of all or substantially all of the property of the Company, and any such decree or order shall have continued unstayed on appeal or otherwise and in effect for a period of sixty (60) days; and

     (d) The Company shall file a petition in voluntary bankruptcy or shall make an assignment for the benefit of creditors or shall consent to the appointment of a receiver or receivers of all or any part of its property, or shall file a petition seeking reorganization or readjustment under the Federal bankruptcy laws or other law or statute of the United States of America or any state thereof, or shall file a petition to take advantage of any debtors' act.

     Notwithstanding the foregoing, if, by reason of Force Majeure, the Company is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (b) hereof, the Company shall not be deemed in default during the continuance of such inability. However, the Company shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within its discretion.

     The term Force Majeure shall mean the following:

          (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, nuclear accidents or other malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of a utility serving the Project; shortages of labor, materials, supplies or transportation; or

          (ii) any cause, circumstance or event not reasonably within the control of the Company.

     The exercise of remedies hereunder shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

     Section VII.2. Remedies on Default. Whenever an Event of Default shall have happened and be subsisting, either or both of the following remedial steps may be taken:

          (a) The Issuer or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Company, only, however, insofar as they pertain to the Project; or

          (b) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to recover all amounts, including all Loan Payments and Additional Payments and under Section 4.8 hereof the purchase price of Bonds tendered for purchase, then due and thereafter to become due under this Agreement, or to enforce the performance and observance of any other obligation or agreement of the Company under this Agreement.

     Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.07 of the Indenture for transfers of remaining amounts in the Bond Fund.

     The provisions of this Section are subject to the further limitation that the rescission and annulment by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute a rescission and annulment of any corresponding declaration made pursuant to this Section and a rescission and annulment of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such rescission and annulment shall extend to or affect any subsequent or other default or impair any right consequent thereon.

     Section VII.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

     Section VII.4. Agreement to Pay Attorneys' Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement or the collection of sums due hereunder, the Company shall be required, to the extent permitted by law, to reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred upon demand.

     Section VII.5. No Waiver. No failure by the Issuer or the Trustee to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     Section VII.6. Notice of Default. The Company shall notify the Trustee and the Credit Facility Issuer immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.


                              (End of Article VII)

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section VIII.1. Term of Agreement. This Agreement shall be and remain in full force and effect from the date of delivery of the Bonds to the Original Purchaser until such time as (i) all of the Bonds shall have been fully paid (or provision made for such payment) and the Indenture has been released pursuant to
Section 9.01 thereof and (ii) all other sums payable by the Company under this Agreement shall have been paid; provided, however, the obligations of the Company under Sections 4.2 and 5.9 hereof shall survive any termination of this Agreement.

     Section VIII.2. Amounts Remaining in Funds. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for four years after the due date thereof (whether at stated maturity, by redemption, upon acceleration or otherwise), at the option of the Company, shall be deemed to belong to and shall be paid, subject to Section 5.06 of the Indenture, at the written request of the Company, to the Company by the Trustee. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Company pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Company for the payment of those moneys. Further, any amounts remaining in the Bond Fund and any other special funds or accounts created under this Agreement or the Indenture, except the Rebate Fund, after all of the Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the Outstanding Bonds.

     Section VIII.3. Notices. All notices, certificates, requests or other communications hereunder shall be in writing, except as provided in Section 3.4 hereof, and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, any Credit Facility Issuer or the Trustee shall also be given to the others. The Company, the Issuer, any Credit Facility Issuer and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section VIII.4. Extent of Covenants of the Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in other than his official capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture. Section VIII.5. Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Company (except as permitted under Sections 5.8 or 5.12 hereof) and may not be assigned by the Issuer except to (i) the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges or (ii) any successor public body to the Issuer.

     Section VIII.6. Amendments and Supplements. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated by the parties hereto except with the consents required by, and in accordance with, the provisions of Article XI of the Indenture, as applicable.


     Section VIII.7. References to Credit Facility. During such time or times as no Credit Facility is in effect, and during the continuation of any event of default under the Indenture due to a failure by the Credit Facility Issuer to honor a drawing by the Trustee under the Credit Facility then in effect in accordance with the terms thereof, references herein to the Credit Facility Issuer shall be ineffective.


     Section VIII.8. Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.


     Section VIII.9. Severability. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a judicial or administrative authority to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     Section VIII.10. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.


                              (End of Article VIII)

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

                                         INDIANA DEVELOPMENT FINANCE AUTHORITY



                                         By:       /s/ William H. King
                                            ------------------------------------
                                                William  H. King, Chairman

Attest:

           /s/ Thomas McKenna
--------------------------------------------
Thomas McKenna, Designee of the Lt. Governor




                                         PSI ENERGY, INC.



                                         By:      /s/ William L. Sheafer
                                            ------------------------------------
                                                       Treasurer

                                    Exhibit A

                     DESCRIPTION OF SOLID WASTE DISPOSAL AND
                          POLLUTION CONTROL FACILITIES


         The Project as amended is comprised of the following Solid Waste Disposal Facilities and Pollution Control Facilities constructed and installed in connection with the following Generating Stations.

Facility 1 - Flue gas desulfurization system and sludge fixation system for Gibson Generating Station, Unit 5, including facilities for transport of fly ash for sludge fixation purposes and modifications and upgrades to the Company's undivided ownership interest in the Gibson Generating Station, Unit 5, ash handling and sludge disposal system.

Facility 2 - An ash sluice pump, ash pond dike addition and an irrigation system functionally related and subordinate to the ash handling and disposal system for the Cayuga Generating Station.

Facility 3 - Surfacing of loading area for loading of unregenerated spent resin on industrial vacuum trucks for the disposal of the unregenerated spend resin for the Cayuga Generating Station.

Facility 4 - The discrete portions of the demineralizer used in the regeneration of spent resin or the Edwardsport Generating Station.

Facility 5 - Miscellaneous  improvements to the ash handling and disposal system for the Gallagher Generating Station, including the replacement of insulation on Units No. 1, No. 2 and No. 4 economizer hoppers, replacement of Unit No. 1, No. 2 and No. 4 economizer dust lines, replacement of ash sluice pumps and replacement of low pressure service water pumps for Units 1, 2, 3 and 4.

Facility 6 - Miscellaneous improvements to and expansion of ash handling and disposal facilities for the Gibson Generating Station, including the acquisition of land and construction of a 500 acre ash storage pond for Unit 5, replacement of ash sluice 2B pump, motor, coupling and monitoring relay for Unit 2, replacement of ash sluice 4A pump and extensions of existing ash transport lines for Unit 4, and improvements and modifications of fly ash disposal equipment for Unit 1 and Unit 2.

Facility 7 - Addition to landfill aggregate materials building for housing of solid waste transport and disposal equipment for the Gibson Generating Station Unit 5.

Facility 8 - Miscellaneous improvements to and expansion of ash handling and disposal facilities for the Wabash River Generating Station, including an ash hopper modifications for Wabash River Generating Station, Units 1-6.